CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 23, 2016, relating to the financial statements and financial highlights of ICON Bond Fund, ICON Equity Income Fund, ICON Fund, ICON Long/Short Fund, ICON Opportunities Fund, ICON Risk-Managed Balanced Fund, ICON Emerging Markets Fund, ICON International Equity Fund, ICON Consumer Discretionary Fund, ICON Consumer Staples Fund, ICON Energy Fund, ICON Financial Fund, ICON Healthcare Fund, ICON Industrials Fund, ICON Information Technology Fund, ICON Natural Resources Fund, and ICON Utilities Fund, each a series of ICON Funds, for the year ended September 30, 2016, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

January 26, 2017